Exhibit 99

NEWS RELEASE

August 1, 2025

Dominion Energy Announces Second-Quarter Results

•
Second-quarter 2025 GAAP net income of $0.88 per share; operating earnings (non-GAAP) of $0.75 per share
•
Company affirms its full-year 2025 operating EPS range of $3.28 to $3.52 per share and all financial guidance provided on its fourth quarter 2024 earnings call, including guidance related to earnings, credit, and dividend

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP or reported earnings) for the three months ended June 30, 2025, of $760 million ($0.88 per share) compared with net income of $563 million ($0.64 per share) for the same period in 2024.

Operating earnings (non-GAAP) for the three months ended June 30, 2025, were $649 million ($0.75 per share), compared to operating earnings of $567 million ($0.65 per share) for the same period in 2024.

Differences between GAAP and operating earnings for the period include gains and losses on nuclear decommissioning trust funds, mark-to-market impact of economic hedging activities and other adjustments. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3, and 4 of this release.

Guidance

The company affirms its full-year 2025 operating earnings guidance range of $3.28 to $3.52 per share and all financial guidance provided on its fourth quarter 2024 earnings call, including guidance related to earnings, credit, and dividend.

Webcast today

The company will host its second-quarter 2025 earnings call at 10 a.m. ET on Friday, August 1, 2025. Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-343-5172 and international callers should dial 1-203-518-9856. The conference ID for the telephonic earnings call is DOMINION. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day August 1. A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on August 1. Domestic callers may access the recording by dialing 1-800-839-9409. International callers should dial 1-402-220-6088. The passcode for the replay is 17292.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings (non-GAAP) as the primary performance measurement of its results for public communications with analysts and investors. Operating earnings are defined as reported earnings adjusted for certain items. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans, and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power. In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds, market-related impacts on pension and other postretirement benefit plans, acquisitions, divestitures, or extreme weather events and other natural disasters. At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings. Accordingly, Dominion Energy is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

About Dominion Energy

Dominion Energy (NYSE: D), headquartered in Richmond, Va., provides regulated electricity service to 3.6 million homes and businesses in Virginia, North Carolina, and South Carolina, and regulated natural gas service to 500,000 customers in South Carolina. The company is one of the nation’s leading developers and operators of regulated offshore wind and solar power and the largest producer of carbon-free electricity in New England. The company’s mission is to provide the reliable, affordable, and increasingly clean energy that powers its customers every day. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes in or interpretations of federal and state tax laws and regulations; changes to regulated rates collected by Dominion Energy; risks associated with entities in which Dominion Energy shares ownership with third parties, such as a 50% noncontrolling interest in the Coastal Virginia Offshore Wind (CVOW) commercial project, including risks that result from lack of sole decision making authority, disputes that may arise between Dominion Energy and third-party participants and difficulties in exiting these arrangements; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to construct the CVOW commercial project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; risks and uncertainties associated with the timely receipt of future capital contributions, including optional capital contributions, if any, from the noncontrolling financing partner associated with the construction of the CVOW commercial project; changes to federal, state, and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; the availability of nuclear fuel, natural gas, purchased power or other materials utilized by Dominion Energy to provide electric generation, transmission and distribution and/or gas distribution services; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; risks and uncertainties associated with increased energy demand or significant accelerated growth in demand due to new data centers, including the concentration of data centers primarily in Loudoun County, Va., and the ability to obtain regulatory approvals, environmental and other permits to construct new facilities in a timely manner; the technological and economic feasibility of large-scale battery storage, carbon capture and storage, small modular reactors, hydrogen, and/or other clean energy technologies; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; political and economic conditions, including tariffs, inflation and deflation. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

News Category: Corporate & Financial

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For further information: Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Consolidated Statements of Income (GAAP)

Dominion Energy, Inc.
Consolidated Statements of Income *
Unaudited (GAAP Based)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(millions, except per share amounts)	2025	2024	2025	2024
Operating Revenue	$3,810	$3,486	$7,886	$7,118
Operating Expenses
Electric fuel and other energy-related purchases	946	918	1,908	1,877
Purchased electric capacity	18	21	27	33
Purchased gas	43	44	190	164
Other operations and maintenance(1)	933	907	1,877	1,792
Depreciation and amortization	580	621	1,162	1,242
Other taxes	194	170	403	372
Total operating expenses	2,714	2,681	5,567	5,480
Income (loss) from operations	1,096	805	2,319	1,638
Other income (expense)	442	243	452	366
Interest and related charges	505	470	986	1,045
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	1,033	578	1,785	959
Income tax expense (benefit)	220	112	260	208
Net Income (loss) from continuing operations	813	466	1,525	751
Net Income (loss) from discontinued operations	1	97	-	215
Net Income (loss) including noncontrolling interests	814	563	1,525	966
Noncontrolling interests	54	-	100	-
Net Income (loss) attributable to Dominion Energy	$760	$563	$1,425	$966
Amounts attributable to Dominion Energy
Net Income (loss) from continuing operations	$759	$466	$1,425	$751
Net Income (loss) from discontinued operations	$1	$97	-	215
Net Income (loss) attributable to Dominion Energy	$760	$563	$1,425	$966
Reported Income (loss) per common share from continuing operations - diluted	$0.88	$0.52	$1.65	$0.84
Reported Income (loss) per common share from discontinued operations - diluted	-	0.12	-	0.26
Reported Income (loss) per common share - diluted	$0.88	$0.64	$1.65	$1.10
Average shares outstanding, diluted	853.2	838.3	852.7	838.0
(1)
Includes impairment of assets and other charges (benefits).

*The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 2nd quarter Form 10-Q for more information.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited

	Three Months Ended June 30,			Six Months Ended June 30,
(millions, except per share amounts)	2025	2024	Change	2025	2024	Change
REPORTED EARNINGS(1)	$760	$563	$197	$1,425	$966	$459
Pre-tax loss (income)(2)	(217)	35	(252)	-	85	(85)
Income tax(2)	106	(31)	137	27	1	26
Adjustments to reported earnings	(111)	4	(115)	27	86	(59)

OPERATING EARNINGS (non-GAAP)	$649	$567	$82	$1,452	$1,052	$400
By segment:
Dominion Energy Virginia	$549	$485	$64	1,110	909	201
Dominion Energy South Carolina	109	69	40	261	149	112
Contracted Energy	47	100	(53)	156	222	(66)
Corporate and Other	(56)	(87)	31	(75)	(228)	153
	$649	$567	$82	$1,452	$1,052	$400
Earnings Per Share (EPS)(3):
REPORTED EARNINGS(1)	$0.88	$0.64	$0.24	$1.65	$1.10	$0.55
Adjustments to reported earnings (after-tax)	(0.13)	0.01	(0.14)	0.03	0.11	(0.08)
OPERATING EARNINGS (non-GAAP)	$0.75	$0.65	$0.10	$1.68	$1.21	$0.47
By segment:
Dominion Energy Virginia	$0.64	$0.58	$0.06	1.30	1.09	0.21
Dominion Energy South Carolina	0.13	0.08	0.05	0.31	0.18	0.13
Contracted Energy	0.05	0.12	(0.07)	0.18	0.26	(0.08)
Corporate and Other	(0.07)	(0.13)	0.06	(0.11)	(0.32)	0.21
	$0.75	$0.65	$0.10	$1.68	$1.21	$0.47
Common Shares Outstanding (average, diluted)	853.2	838.3		852.7	838.0

(1)
Determined in accordance with Generally Accepted Accounting Principles (GAAP).
(2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(3)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. The calculation of operating earnings per share for the three and six months ended June 30, 2024 excludes a deemed dividend of $9 million associated with the Company's repurchase of certain Series B preferred stock in June 2024. During each quarter of 2025 and 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. Reported and operating earnings per share for the three and six months ended June 30, 2024 also includes the impact of preferred dividends associated with Series B preferred stock of $8 million and $17 million, respectively. See Forms 10-Q and 10-K for additional information.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 2nd quarter Form 10-Q for more information.

Schedule 2 - Reconciliation of 2025 Reported Earnings to Operating Earnings

2025 Earnings (Six Months Ended June 30, 2025)

The adjustments included in 2025 reported earnings, but excluded from operating earnings, is primarily related to the following item:

•
$157 million net market benefit primarily associated with $156 million from nuclear decommissioning trusts (NDT).

(millions, except per share amounts)	1Q25	2Q25	3Q25	4Q25	YTD 2025(4)
Reported earnings	$665	$760			$1,425
Adjustments to reported earnings(1):
Pre-tax loss (income)	217	(217)			-
Income tax (benefit)	(79)	106			27
	138	(111)	-	-	27
Operating earnings (non-GAAP)	$803	$649	$-	$-	$1,452
Common shares outstanding (average, diluted)	852.2	853.2			852.7
Reported earnings per share(2)	$0.77	$0.88			$1.65
Adjustments to reported earnings per share(2)	0.16	(0.13)			0.03
Operating earnings (non-GAAP) per share(2)	$0.93	$0.75	$-	$-	$1.68

(1) Adjustments to reported earnings are reflected in the following table:
	1Q25	2Q25	3Q25	4Q25	YTD 2025
Pre-tax loss (income):
Net loss (gain) on NDT funds	$133	$(289)			$(156)
Mark-to-market impact of economic hedging activities	(22)	21			(1)
Discontinued operations	1	2			3
DEV severe weather impacts	82	24			106
Regulated asset retirements and other charges	23	25			48
	$217	$(217)	$-	$-	$-
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	(79)	106			27
	$(79)	$106	$-	$-	$27

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2025, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. See Forms 10-Q and 10-K for additional information.
(3)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
YTD EPS may not equal sum of quarters due to share count difference.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 2nd quarter Form 10-Q for more information.

Schedule 3 - Reconciliation of 2024 Reported Earnings to Operating Earnings

2024 Earnings (Twelve months ended December 31, 2024)

The $416 million pre-tax net loss of the adjustments included in 2024 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$11 million net market loss primarily associated with $372 million on pension and other postretirement benefit (OPEB) plans and $198 million in economic hedging activities offset by $559 million from nuclear decommissioning trusts (NDT).
•
$228 million of net benefit from discontinued operations primarily related to a $247 million benefit associated with gas distribution operations (inclusive of a $130 million net loss on sales related to the East Ohio, Questar Gas and PSNC Transactions).
•
$276 million of regulated asset retirements and other charges primarily associated with a $103 million charge for Virginia Power’s share of costs not expected to be recovered from customers on the Coastal Virginia Offshore Wind (CVOW) Commercial project, a $58 million charge from the South Carolina electric rate case, $40 million in demolition and decommissioning costs at Virginia Power and a $30 million write off of certain early stage development costs for potential electric generation projects in Virginia no longer under consideration.
•
$229 million of nonregulated asset impairments and other charges related to a $122 million ARO revision at Millstone nuclear power station, $60 million of impairment charges associated with certain nonregulated renewable natural gas facilities and a $47 million charge in connection with the settlement of an agreement.

(millions, except per share amounts)	1Q24	2Q24	3Q24	4Q24	YTD 2024(5)
Reported earnings	$403	$563	$934	$134	$2,034
Adjustments to reported earnings(1):
Pre-tax loss (income)	50	35	(150)	481	416
Income tax (benefit)	32	(31)	52	(111)	(58)
	82	4	(98)	370	358
Operating earnings (non-GAAP)	$485	$567	$836	$504	$2,392
Common shares outstanding (average, diluted)	837.6	838.3	839.3	842.2	839.4
Reported earnings per share(2)	$0.46	$0.64	$1.09	$0.14	$2.33
Adjustments to reported earnings per share(2)	0.09	0.01	(0.11)	0.44	0.44
Operating earnings (non-GAAP) per share(2)	$0.55	$0.65	$0.98	$0.58	$2.77

(1) Adjustments to reported earnings are reflected in the following table:
	1Q24	2Q24	3Q24	4Q24	YTD 2024
Pre-tax loss (income):
Net loss (gain) on NDT funds	$(265)	$(83)	$(167)	$(44)	$(559)
Mark-to-market impact of economic hedging activities	108	104	(137)	123	198
Mark-to-market of pension and OPEB plans	320	16	(6)	42	372
Discontinued operations	(172)	(83)	24	3	(228)
Business review costs	29	15	7	54	105
Net loss (gain) on real estate dispositions	-	17	1	5	23
Regulated asset retirements and other charges	(17)	16	101	176	276
Nonregulated asset impairments and other charges	47	33	27	122	229
	$50	$35	$(150)	$481	$416
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	541	(55)	402	(111)	777
Deferred taxes associated with sale of gas distribution operations(4)	(509)	24	(350)	-	(835)
	$32	$(31)	$52	$(111)	$(58)

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. The calculation of operating earnings per share for the three months ended June 30, 2024 and for the three and twelve months ended December 31, 2024 excludes a deemed dividend of $9 million, $1 million and $10 million, respectively, associated with the Company's repurchase of certain Series B preferred stock. During each quarter of 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series B preferred stock of $9 million, $8 million, $4 million and $3 million, respectively. During each quarter of 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. See Forms 10-Q and 10-K for additional information.
(3)
Excludes a $578 million tax benefit on non-deductible goodwill associated with the sale of gas distribution operations. Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
Represents the reversal of previously established deferred taxes related to the basis in the stock of the gas distribution operations.
(5)
YTD EPS may not equal sum of quarters due to share count differences.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 2nd quarter Form 10-Q for more information.

Schedule 4 - Reconciliation of 2Q25 Earnings to 2Q24

Preliminary, Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025 vs. 2024		2025 vs. 2024
(millions, except per share amounts)	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS
Change in reported earnings (GAAP)	$197	$0.24	$459	$0.55
Change in Pre-tax loss (income)(1)	(252)	(0.30)	(85)	(0.11)
Change in Income tax(1)	137	0.16	26	0.03
Adjustments to reported earnings	$(115)	$(0.14)	$(59)	$(0.08)
Change in consolidated operating earnings (non-GAAP)	$82	$0.10	$400	$0.47

Dominion Energy Virginia
Weather	$(12)	$(0.01)	$42	$0.05
Customer usage and other factors	52	0.06	77	0.09
Customer-elected rate impacts	-	-	(7)	(0.01)
Rider equity return	143	0.17	276	0.33
Storm damage and restoration costs	(2)	-	6	0.01
Planned outage costs	(2)	-	4	-
Nuclear production tax credit	2	-	19	0.02
Sale of noncontrolling interest	(80)	(0.10)	(148)	(0.18)
Depreciation and amortization	(7)	(0.01)	(12)	(0.01)
Interest expense, net	(28)	(0.03)	(40)	(0.05)
Other	(2)	(0.01)	(16)	(0.02)
Share dilution	-	(0.01)	-	(0.02)
Change in contribution to operating earnings	$64	$0.06	$201	$0.21
Dominion Energy South Carolina
Weather	$(3)	$-	$17	$0.02
Customer usage and other factors	11	0.01	15	0.02
Customer-elected rate impacts	2	-	7	0.01
Base & RSA rate case impacts	40	0.05	84	0.10
Depreciation and amortization	(4)	-	(8)	(0.01)
Interest expense, net	(2)	-	(4)	-
Other	(4)	-	1	-
Share dilution	-	(0.01)	-	(0.01)
Change in contribution to operating earnings	$40	$0.05	$112	$0.13
Contracted Energy
Margin	$8	$0.01	$(4)	$-
Planned Millstone outages(2)	(62)	(0.07)	(64)	(0.08)
Unplanned Millstone outages(2)	(2)	-	10	0.01
Depreciation and amortization	(2)	-	(5)	-
Interest expense, net	3	-	3	-
Other	2	(0.01)	(6)	(0.01)
Share dilution	-	-	-	-
Change in contribution to operating earnings	$(53)	$(0.07)	$(66)	$(0.08)
Corporate and Other
Interest expense, net	$23	$0.03	$94	$0.11
Equity method investments	-	-	(5)	(0.01)
Pension and other postretirement benefit plans	(15)	(0.02)	(23)	(0.03)
Corporate service company costs	14	0.02	27	0.03
Other	9	0.02	60	0.09
Share dilution	-	0.01	-	0.02
Change in contribution to operating earnings	$31	$0.06	$153	$0.21

Change in consolidated operating earnings (non-GAAP)	$82	$0.10	$400	$0.47
Change in adjustments included in reported earnings(1)	$115	$0.14	$59	$0.08
Change in consolidated reported earnings	$197	$0.24	$459	$0.55
(1)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(2)
Includes earnings impact from outage costs and lower energy margins.

NOTE: Figures may not sum due to rounding.

Amounts for 2024 through Q1 2025 reflect an immaterial revision related to income taxes on the Companies' nuclear decommissioning trusts. See 2nd quarter Form 10-Q for more information.